CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the DSM Global Growth & Income Fund, a series of Professionally Managed Portfolios.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 10, 2013